UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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  Perma-Fix Environmental Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3) Filing Party: Perma-Fix Environmental Services, Inc.

4) Date Filed: June 20, 2005

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th Place
Gainesville, Florida 32653

NOTICE OF ANNUAL MEETING
To Be Held July 27, 2005

To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 2005 Annual Meeting of Stockholders (the “Meeting”) of Perma-Fix Environmental Services, Inc. (the “Company”) will be held at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653, on Wednesday, July 27, 2005, at 1:00 p.m. (EDST), for the following purposes:

1.	To elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company for the 2005 fiscal year; and

3.	To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on June 3, 2005, will be entitled to notice of, and to vote at, the Meeting or at any postponement or adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purposes relevant to the meeting during ordinary business hours for 10 days prior to the meeting at the offices of the Company. The list will also be available at the meeting.

The Company’s Annual Report for 2004 is enclosed for your convenience.

By the order of the Board of Directors

/s/ Richard T. Kelecy

Richard T. Kelecy
Secretary

Gainesville, Florida
June 20, 2005

It is important that your shares be represented at the meeting.  Please complete, date, sign and return the accompanying Proxy whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
1940 N.W. 67th Place
Gainesville, Florida 32653

PROXY STATEMENT
FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS

Solicitation
This Proxy Statement is furnished to the holders of the common stock, par value $.001 (the “Common Stock”), of Perma-Fix Environmental Services, Inc. (the “Company”) in connection with the solicitation on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be used in voting at the 2005 Annual Meeting of Stockholders to be held at the Company’s offices, located at 1940 N.W. 67th Place, Gainesville, Florida 32653, on Wednesday, July 27, 2005, at 1:00 p.m. (EDST), and any adjournments thereof (the “Meeting”). The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about June 20, 2005.

The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card. In addition to solicitation by use of the mail, certain of the Company’s officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. The Company will reimburse brokerage houses and custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to their principals, the beneficial owners of Common Stock.

Revocation of Proxy
The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company’s Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. Any stockholder present at the Meeting who expresses a desire to vote his shares in person may also revoke a proxy.

Record Date and Voting Shares
Only the holders of Common Stock of record at the close of business on June 3, 2005 (the “Record Date”), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 41,805,267 shares (excluding 988,000 treasury shares) of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will con-stitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast “FOR” a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether the stockholder votes “FOR,”“AGAINST,”“ABSTAIN” or “WITH-HOLD” as to a particular matter shall be considered as a vote “FOR” that matter. Votes in which the stockholder specifies “WITHHOLD” or “ABSTAIN” are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes “FOR” a particular matter. An inspector of election appointed by the Board of Directors will tabulate votes.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation, as amended, provides that each member of the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Suc-cessors to those Directors whose terms have expired are required to be elected by stockholder vote. The existing Board of Directors fills vacancies for an unexpired term and any additional positions created by the Board of Directors’ action.

The Company’s Bylaws provide that the number of the Company’s directors (the “Directors”) shall be at least three, and that the number of Directors may be increased or decreased by action of the Board. The Board of Directors currently has determined that the number of Directors shall be seven.

The seven Directors named below have been recommended by the Corporate Governance and Nominating Committee (“Nominating Committee”) to the Board of Directors for election at the Meeting to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. All nominees are incumbent Directors. Shares represented by the enclosed proxy will be voted “FOR” the election as Directors of the seven nominees named below unless authority is withheld. Except as described below, if any nominee named below becomes unavailable for election, the proxies in the form solicited will be voted for a person who is recommended by the Nominating Committee and who the Board of Directors proposes to replace such nominee. Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the Company’s Common Stock.

Nominees for Directors
The following sets forth information concerning the seven nominees for election as Directors:

Director/Nominee	Principal Occupation and Other Information
Dr. Louis F. Centofanti Chairman of the Board and Director since 1991, Age: 61
Dr. Centofanti has served as Chairman of the Board of the Company since he joined the Company in February 1991. Dr. Centofanti also served as President and Chief Executive Officer of the Company from February 1991 until September 1995, and again in March 1996 was elected to serve as President and Chief Executive Officer of the Company and is still serving in that capacity. From 1985 until joining the Company, Dr. Centofanti served as Senior Vice President of USPCI, Inc. (“USPCI”), a large hazardous waste management company, where he was responsible for managing the treatment, reclamation and technical groups within USPCI. In 1981, he founded PPM, Inc. a hazardous waste management company specializing in the treatment of PCB contaminated oils, which was subsequently sold to USPCI. From 1978 to 1981, Dr. Centofanti served as Regional Administrator of the Department of Energy for the southeastern region of the United States. Dr. Centofanti has a Ph.D and a M.S. in Chemistry from the University of Michigan, and a B.S. in Chemistry from Youngstown State University.

Jon Colin Director since 1996, Age: 49
Mr. Colin has served as a Director of the Company since December 1996 and is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Colin is currently Chief Executive Officer of Lifestar Response Corporation, a position he has held since April 2002. Mr. Colin served as Chief Operating Officer of Lifestar Response Corporation from October 2000 to April 2002, and a consultant for Lifestar Response Corporation from September 1997 to October 2000. From 1990 to 1996, Mr. Colin served as President and Chief Executive Officer for Environmental Services of America, Inc., a publicly traded environmental services company. Mr. Colin has a B.S. in Accounting from the University of Maryland.

Jack Lahav Director since 2001, Age: 56
Jack Lahav has served as a Director of the Company since September 2001 and is a member of the Corporate Governance and Nominating Committee and the Compensation and Stock Option Committee. Mr. Lahav is a private investor, specializing in launching and growing businesses. Previously, Mr. Lahav founded Remarkable Products, Inc. and served as its president from 1980 to 1993; Mr. Lahav was also co-founder of Lamar Signal Processing, Inc.; president of Advanced Technologies, Inc., a robotics company; and Director of Vocaltech Communications, Inc.

Joe R. Reeder Director since April 2003, Age: 57
Mr. Reeder has served as a Director since April 2003, and is a member of the Corporate Governance and Nominating Committee and the Compensation and Stock Option Committee. Mr. Reeder also serves as Shareholder in Charge of the Mid-Atlantic Region for Greenberg Traurig LLP, an international law firm with 18 offices and 950 attorneys. Previously, Mr. Reeder served as Litigation Chair of Patton Boggs LLP. His clientele has included countries, international corporations, and law firms throughout the United States. Mr. Reeder served for four years as the 14th Under Secretary of the Army and for three years as Chairman of the Panama Canal Commission’s Board of Directors where he oversaw a multibillion-dollar infrastructure program. He is a trustee of the Association of the United States Army and frequent television commentator on military issues. Mr. Reeder has a L.L.M. from Georgetown University, J.D. from the University of Texas and a B.S. from the U.S. Military Academy at West Point.

Alfred C. Warrington, IV Director since 2002, Age: 69
Mr. Warrington has served as a Director of the Company since March 2002, and is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Warrington was the founding chairman, co-chief executive officer and chief financial officer of Sanifill, Inc., a solid waste company that was merged with Waste Management, Inc. He currently serves as vice-chairman of HC Industries, Inc., a manufacturer of health and beauty aids. He has also been very active in community affairs and higher education. Mr. Warrington served as co-chairman of the MARTA referendum that brought rapid transit to the city of Atlanta and has been a strong supporter of the University of Florida, where he was instrumental in starting the School of Accounting. In recognition of his efforts and a significant contribution, the University of Florida has renamed the College of Business as the Warrington College of Business. In 2001 Governor Jeb Bush appointed Mr. Warrington to the newly formed University of Florida Board of Trustees. Prior to joining Sanifill, Mr. Warrington was a practicing CPA and a partner with Arthur Andersen & Co. Mr. Warrington holds a B.S.B.A. from the University of Florida.

Dr. Charles E. Young Director since July 2003, Age: 73
Dr. Young has served as a Director since July 2003, and is a member of the Corporate Governance and Nominating Committee and the Compensation and Stock Option Committee. Dr. Young is currently residing in Qatar and is serving as president of the Qatar Foundation for Education, Science and Community Development, a position he assumed in April 2004. Dr. Young previously served as president of the University of Florida, from November 1999 to December 2003. Dr. Young also served as chancellor of the University of California at Los Angeles (UCLA) for 29 years until his retirement in November 1997. Dr. Young was formerly the chairman of the Association of American Universities and served on numerous commissions including the American Council on Education, the National Association of State Universities and Land-Grant Colleges, and the Business-Higher Education Forum. Dr. Young serves on the board of directors of I-MARK, Inc., a software and professional services company. He previously served on the boards of directors of Intel Corp., Nicholas-Applegate Growth Equity Fund, Inc., Fiberspace, Inc., and Student Advantage, Inc. Dr. Young has a Ph.D. and M.A. in political science from UCLA and a B.A. from the University of California at Riverside.

Mark A. Zwecker Director since 1991, Age: 54
Mr. Zwecker has served as a Director of the Company since its inception in January 1991 and is a member of the Audit Committee, and the Compensation and Stock Option Committee. Mr. Zwecker is currently chief financial officer of Intrusec Inc., a position he has held since September 2003, and president of ACI Technology, LLC, a position he has held since 1997. Previously, Mr. Zwecker was Vice President of Finance and Administration for American Combustion, Inc., a position he held from 1986 until 1998. In 1983, Mr. Zwecker participated as a founder with Dr. Centofanti in the start up of PPM, Inc. He remained with PPM, Inc. until its acquisition in 1985 by USPCI. Mr. Zwecker has a B.S. in Industrial and Systems Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard University.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE SEVEN NOMINEES AS THE COMPANY’S DIRECTORS.

Board Independence
The Board of Directors has determined that each of Messrs. Zwecker, Colin, Lahav, Warrington, Reeder, and Young is an “independent director” under the current listing standards of the Nasdaq Stock Market, Inc. (“NASDAQ”). Dr. Centofanti is not considered to be an “independent director” because of his employment as a senior executive of the Company.

Meetings and Committees of the Board of Directors
During 2004, the Board of Directors held nine meetings. No Director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2004, except Dr. Young was only able to attend 44% of the Board meetings and committee meetings on which he serves. The Board of Directors has an Audit Committee, Compensation and Stock Option Committee and a Corporate Governance and Nominating Committee.

Audit Committee:
The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

•	appoints, evaluates, and approves the compensation of, the Company’s independent auditor;

•	pre-approves all auditing services and permitted non-audit services;

•	annually considers the qualifications and independence of the independent auditors;

•	reviews recommendations of independent auditors concerning the Company’s accounting principles, internal controls and accounting procedures and practices;

•	reviews and approves the scope of the annual audit;

•	reviews and discusses with the independent auditors the audited financial statements; and

•	performs such other duties as set forth in the Audit Committee Charter.

The Audit Committee acts under an Audit Committee Charter that was adopted by the Board of Directors on February 27, 2003, which replaced its previous charter. A copy of the Audit Committee Charter is available on the website at www.perma-fix.com. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

The Audit Committee members during 2004 were Al Warrington (Chairperson), Jon Colin and Mark Zwecker. The Board of Directors has determined that each of the three members of the Audit Committee is an “audit committee financial expert.” The Audit Committee meets at least quarterly and at such additional times as necessary or advisable and held nine meetings in 2004. The Board of Directors has determined that each member of the Audit Committee is “independent” as that term is defined by the current NASDAQ listing standards and as specified in Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation and Stock Option Committee:
The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the Company’s officers and reviews general policy matters relating to compensation and benefits of the Company’s employees. The Compensation and Stock Option Committee also administers the Company’s stock option plans, and its 2003 Employee Stock Purchase Plan. The members of the Compensation and Stock Option Committee during 2004 were Mark Zwecker (Chairperson), Jack Lahav, Joe Reeder, Dr. Charles Young and Jon Colin. The Compensation and Stock Option Committee held four meetings in 2004.

Corporate Governance and Nominating Committee:
The Corporate Governance and Nominating Committee recommends to the Board of Directors candidates to fill vacancies on the Board, as well as, the nominees for election as the Company’s directors by the stockholders at each annual meeting of stockholders. Members of the Nominating Committee during 2004 were Jack Lahav (Chairperson), Joe Reeder, Dr. Charles Young and Al Warrington. The Corporate Governance and Nominating Committee held one meeting in 2004. Effective after the second quarter of 2005, the Corporate Governance and Nominating Committee will meet not less than quarterly. The Corporate Governance and Nominating Committee adopted a Corporate Governance and Nominating Committee Charter, which is available on our website at www.perma-fix.com. All members of the Corporate Governance and Nominating Committee are "independent" as that term is defined by the current NASDAQ listing standards.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of any director candidate recommended by security holders, because our Board of Directors believes that our by-laws and the procedures noted below provide sufficient guidance for the consideration of such persons so recommended. Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received in writing, together with all of the information described below as to the person so recommended, 120 days in advance of the annual meeting of stockholders. The Committee will consider appropriate factors such as experience with other organizations, skills, diversity, integrity, judgment and independence. Recommendations should be made in compliance with the Company’s by-laws and be addressed to the Nominating Committee at the Company’s address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies for the election of such nominee, including the nominee’s written consent to serve as a director if so elected. If the chairman of the Meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded.

Code of Ethics
The Company has adopted a Code of Ethics that applies to all executive officers. The Code of Ethics is available on our website at www.perma-fix.com. If any amendments are made to the Code of Ethics or any grants of waivers are made to any provisions of the Code of Ethics to any of its executive officers, the Company will promptly disclose the amendment or waiver and nature of such amendment or waiver on the Company’s website.

Compensation of Directors
In 2004, we paid our outside directors fees of $1,500 for each month of service, resulting in the six outside directors earning annual director's fees in the total amount of $108,000. As a member of the Board of Directors, each director elects to receive either 65% or 100% of the director's fee in shares of our Common Stock based on 75% of the fair market value of the Common Stock determined on the business day immediately preceding the date that the fee is due. The balance of each director's fee, if any, is payable in cash. The aggregate amount of accrued directors' fees at December 31, 2004, to be paid during 2005 to the six outside directors (Messrs. Colin, Lahav, Reeder, Warrington, Young and Zwecker) was $54,000. Reimbursement of expenses for attending meetings of the Board are paid in cash at the time of the applicable Board meeting. The outside directors do not receive additional compensation for committee participation or special assignments, except for reimbursement of expenses. We do not compensate the directors that also serve as our officers or employees of our subsidiaries for their service as directors. Although Dr. Centofanti is not compensated for his services provided as a director, Dr. Centofanti is compensated for his services rendered as an officer of the Company. See "EXECUTIVE COMPENSATION — Summary Compensation Table."

Effective May 1, 2005, the Board of Directors approved an increase in the director fee paid to the chairman of our Audit Committee to $3,750 for each month of service, which represents an increase of $2,250 from the previous $1,500 monthly director fee. The increase is a result of the additional time and responsibilities placed on this board position.

We believe that it is important for our directors to have a personal interest in our success and growth and for their interests to be aligned with those of our stockholders. Therefore, under our 1992 Outside Directors Stock Option and Incentive Plan ("1992 Directors Plan"), each outside director was granted a 10 year option to purchase up to 15,000 shares of Common Stock on the date such director was initially elected to the Board of Directors and received on each reelection date an option to purchase up to another 5,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. No option granted under the 1992 Directors Plan is exercisable until after the expiration of six months from the date the option is granted and no option shall be exercisable after the expiration of ten years from the date the option is granted. In 2003, our stockholders approved the 2003 Outside Directors Stock Plan ("2003 Directors Plan"). The 2003 Directors Plan is substantially similar to the 1992 Directors Plan (which terminated in 2003), with the exception that each outside director is granted a 10 year option to purchase 30,000 shares of Common Stock when initially elected, and granted a 10 year option to purchase 12,000 shares of Common Stock on each reelection date. As of December 31, 2004, options to purchase 220,000 shares of Common Stock had been granted and are outstanding under the 1992 Directors Plan and options to purchase 162,000 shares of Common Stock were granted and are outstanding under the 2003 Directors Plan. During 2004, 45,000 option shares expired under the 1992 Directors' Plan.

As of the date of this report, we have issued 226,550 shares of our Common Stock in payment of director fees under the 1992 Directors Plan, covering the period January 1, 1995 through December 31, 2003. No new shares may be issued under the 1992 Directors Plan, except for the exercise of options already granted. We have also issued 140,035 shares of our Common Stock in payment of director fees under the 2003 Directors Plan, covering the period October 1, 2003, through December 31, 2004.

Communications with the Board
The Company’s Board of Directors believes that it is important for the Company to have a process that enables stockholders to send communications to the Board.  Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Corporation, at 1940 N.W. 67th Place, Gainesville, Florida 32653.  The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors.  The Secretary of the Corporation will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation
During 2004, the Compensation and Stock Option Committee for the Company’s Board of Directors was composed of Mark Zwecker, Jack Lahav, Joe Reeder, Dr. Charles Young and Jon Colin. Messrs. Zwecker, Lahav, Reeder, Young and Colin were neither officers nor employees of the Company or any subsidiaries during 2004.

Certain Relationships
There are no family relationships between any of the Company’s existing Directors, executive officers, or persons nominated or chosen to become a Director or executive officer. Dr. Centofanti is the only Director who is the Company’s employee.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder require our executive officers and directors and beneficial owners of more than ten percent (10%) of any class of our equity security registered pur-suant to Section 12 of the Exchange Act to file reports of ownership and changes of ownership of our equity securities with the Securities and Exchange Com-mission, and to furnish us with copies of all such reports. Based solely on a review of the copies of such reports furnished to us and information provided to us, we believe that during 2004 none of our executive officers and directors failed to timely file reports under Section 16(a).

Capital Bank-Grawe Gruppe AG ("Capital Bank") has advised us that it is a banking institution regulated by the banking regulations of Austria, which holds shares of our Common Stock as agent on behalf of numerous investors. Capital Bank has represented that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised us that none of its investors beneficially own more than 4.9% of our Common Stock. Capital Bank has further informed us that its clients (and not Capital Bank) maintain full voting and dispositive power over such shares. Consequently, Capital Bank has advised us that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of our Common Stock registered in the name of Capital Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. Capital Bank has informed us that it does not believe that it is required (a) to file, and has not filed, reports under Section 16(a) or (b) to file either Schedule 13D or Schedule 13G in connection with the shares of our Common Stock registered in the name of Capital Bank.

If the representations, or information provided, by Capital Bank are incorrect or Capital Bank was historically acting on behalf of its investors as a group, rather than on behalf of each investor independent of other investors, then Capital Bank and/or the investor group would have become a beneficial owner of more than 10% of our Common Stock on February 9, 1996, as a result of the acquisition of 1,100 shares of Series 1 Preferred Stock that were convertible into a maximum of 1,282,798 shares of our Common Stock commencing 45 days after issuance of the Series 1 Preferred. If either Capital Bank or a group of Capital Bank's investors became a beneficial owner of more than 10% of our Common Stock on February 9, 1996, and thereby required to file reports under Section 16(a) of the Exchange Act, then Capital Bank has failed to file a Form 3 or any Forms 4 or 5 for period from February 9, 1996, until the present.

Audit Committee Report
The Audit Committee is responsible for providing independent objective oversight of the Company’s accounting functions and internal controls. In accordance with rules adopted by the Commission, the Audit Committee of the Company states that:

•	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2004.

•
The Audit Committee has discussed with BDO Seidman, LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communications with Audit Committees”), as modified or supplemented.

•
The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with BDO Seidman, LLP, the independent accountant’s independence.

In connection with the Audit Committee’s discussion with BDO Seidman, LLP, as described above, the Audit Committee discussed and considered (a) that approximately 60% of the total hours spent on audit services for the Company for the year ended December 31, 2004, were spent by Gallogly, Fernandez & Riley, LLP (“GFR”), members of the BDO Seidman, LLP alliance network of firms, and (b) the nature and scope of the non-audit services performed by GFR, and determined that the audit and non-audit services provided by BDO Seidman, LLP and GFR were compatible with maintaining the independence of BDO Seidman, LLP.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also appointed BDO Seidman, LLP as the Company’s independent auditor for 2005.

This report is submitted on behalf of the members of the Audit Committee:

Alfred C. Warrington, IV (Chairperson)
Jon Colin
Mark Zwecker

The Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information with respect to the compensation of our Chairman and Chief Executive Officer and the Company’s other executive officers whose compensation and bonus, as so determined, exceeded $100,000 during 2004.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	All Other Compen- sation ($)(2)

Dr. Louis F. Centofanti	2004	190,000	50,000	—	—	—	11,695
Chairman of the Board,	2003	183,069	40,000	—	—	100,000	11,503
President and Chief	2002	149,500	—	—	—	—	11,214
Executive Officer

Richard T. Kelecy	2004	175,000	30,000	—	—	—	12,250
Vice President and Chief	2003	168,885	30,000	—	—	75,000	10,950
Financial Officer	2002	138,958	—	—	—	—	10,725

Larry McNamara	2004	173,000	35,000	—	—	—	11,569
President of Nuclear Services	2003	167,231	30,000	—	—	100,000	11,457
	2002	137,042	—	—	—	—	10,826

Timothy Keegan	2004	160,000	15,000	—	—	—	11,760
President of Industrial Services	2003	104,615	—	—	—	100,000	6,375

(1)
The bonuses represent amounts paid in the respective year, but accrued for and expensed in the prior year. We have accrued for 2004, approximately $160,000 for officer performance bonuses to be paid in 2005.

(2)	Each noted executive is provided a monthly automobile allowance in the amount of $750. Also included, where applicable, is our 401(k) matching contribution.

Option Grants in 2004
During 2004, there were no individual grants of stock options made to any of the executive officers named in the Summary Compensation Table.

Aggregated Option Exercised in 2004 and Fiscal Year-end Option Values
The following table sets forth the fiscal year-end value of unexercised options held by executive officers named in the Summary Compensation table. None of the named executive officers exercised stock options during 2004.

			Number of Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options At Fiscal Year End ($)(2)
Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Louis F. Centofanti	—	—	460,000	135,000	37,080	10,745
Richard Kelecy	—	—	257,000	98,000	107,508	7,242
Larry McNamara	—	—	132,000	138,000	26,608	8,422
Timothy Keegan	—	—	20,000	80,000	—	—

(1) No options were exercised during 2004.

(2) Represents the difference between $1.809 (the closing price of our Common Stock reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Small Cap Market on December 31, 2004), and the option exercise price. The actual value realized by a named executive officer on the exercise of these options depends on the market value of our Common Stock on the date of exercise.

Employment Contracts and Change-in-Control Arrangements
The Company does not have any employment agreements with any of its executive officers. Nor does the Company have any compensatory plan or arrangement that would result in any payments to any executive officers upon such officer’s resignation, retirement or other termination or from a change in control of the Company. However, the Company’s 1991 Performance Equity Plan, the 1993 Non-qualified Stock Option Plan, and the 2004 Stock Option Plan, described under “Report of the Compensation and Stock Option Committee (c) Stock Options” (collectively, the “Plans”) provide that in the event of a change in control (as defined in the Plans) of the Company, each outstanding option and award granted under the Plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

401(k) Plan
We adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the "401(k) Plan") in 1992, which is intended to comply with Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974. All employees who have attained the age of 18 are eligible to participate in the 401(k) Plan. Participating employees may make annual pretax contributions to their accounts up to 18% of their compensation, up to a maximum amount as limited by law. We, at our discretion, may make matching contributions based on the employee's elective contributions. Company contributions vest over a period of five years. We currently match up to 25% of our employees' contributions, not to exceed 3% of a participant's compensation. We contributed $272,000 in matching funds during 2004.

Employee Stock Purchase Plans
1996 Purchase Plan. The Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan provides our eligible employees an opportunity to purchase our Common Stock through payroll deductions. The maximum number of shares of our Common Stock that may be issued under the plan was 500,000 shares. The plan provided that shares would be purchased two times per year and that the exercise price per share shall be 85% of the market value of each such share of Common Stock on the offering date on which such offer commences or on the exercise date on which the offer period expires, whichever is lowest. Once employees become eligible to participate in the plan the discount is available to all employees. The first purchase period commenced July 1, 1997. The maximum number of shares available was issued after the first offering period in 2004, with no additional shares issuable under the plan. The following table details the resulting employee stock purchase totals.

Purchase Period	Proceeds	Shares Purchased

July 1 - December 31, 1997	$16,000	8,276
January 1 - June 30, 1998	17,000	10,732
July 1 - December 31, 1998	22,000	17,517
January 1 - June 30, 1999	28,000	21,818
July 1 - December 31, 1999	49,000	48,204
January 1 - June 30, 2000	54,000	53,493
July 1 - December 31, 2000	52,000	46,632
January 1 - June 30, 2001	48,000	43,324
July 1 - December 31, 2001	69,000	33,814
January 1 - June 30, 2002	94,000	42,917
July 1 - December 31, 2002	92,000	43,243
January 1 - June 30, 2003	91,000	57,620
July 1 - December 31, 2003	76,000	44,799
January 1 - June 30, 2004	42,000	27,611
		500,000

2003 Purchase Plan. In 2003, our stockholders approved the adoption of the Perma-Fix Environmental Services, Inc. 2003 Employee Stock Purchase Plan. The plan provides our eligible employees an opportunity to purchase our Common Stock through payroll deductions. The maximum number of shares issuable under the plan is 1,500,000. The Plan authorized the purchase of shares two times per year, at an exercise price per share of 85% of the market price of our Common Stock on the offering date of the period or on the exercise date of the period, whichever is lower. Once employees become eligible to participate in the plan the discount is available to all employees. The first purchase period commenced July 1, 2004, which resulted in the issuance for the period ended December 31, 2004, of 31,287 shares purchased in February 2005, for proceeds of $47,000.

Equity Compensation Plans
The following table sets forth information as of December 31, 2004, with respect to our equity compensation plans.

	Equity Compensation Plan
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,675,950	$1.77	2,091,465
Equity compensation plans not approved by stockholders (1)	300,000	2.58	—
Total	2,975,950	$1.85	2,091,465

(1) These shares are issuable pursuant to options granted to Dr. Centofanti under his 1997 employment agreement, which terminated in 2000. The options expire in October 2007.

Report of the Compensation and Stock Option Committee
The Compensation and Stock Option Committee (the “Compensation Committee”) is responsible for reviewing and approving the Company’s compensation policies and the compensation paid to the Company’s executive officers, including the executive officers named in the Summary Compensation Table. The Company’s compensation program for its executive officers is generally not formalized but is designed to provide levels of compensation required to assist the Company in attracting and retaining qualified executive officers. The Compensation Committee attempts to set an executive officer’s compensation at a level that is similar to such officer’s peers in the industry consistent with the size of the Company. Generally, executive officer compensation, including that of the Chief Executive Officer, is not directly related to the Company’s performance. Instead, the Compensation Committee has a philosophy that recognizes individual initiative and achievement in arriving at an officer’s compensation. The executive compensation program is comprised of salary, cash incentives and stock options. The following is a discussion of each of the elements of the executive compensation program.

Salary
Generally, base salary for each executive officer is similar to levels within the industry and comparable to the level which the Company believes could be attained for equal positions elsewhere, but consistent with the Company’s size. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company’s current ability to pay. The Board of Directors increased Dr. Centofanti’s salary in 2004 through application of an inflation factor and, in addition, the Compensation Committee further increased Dr. Centofanti’s compensation to a level it believed was consistent with salary levels of other Chief Executive Officers at similar situated and sized companies in the waste industry. Mr. Kelecy’s, Mr. McNamara’s and Mr. Keegan's salaries were increased in 2004 in response to the Compensation Committee’s review of executive officer salary levels at similarly sized and situated companies within the Company’s industry. Salaries were again increased in 2005 in conjunction with new compensation plans approved by the Compensation Committee. See below under Cash Incentives for discussion on the new compensation plans.

Cash Incentives
The cash incentive plan is a program through which cash bonuses may be paid on an annual basis to reward significant corporate accomplishments and individual initiative demonstrated by executive officers during the prior fiscal year. The Compensation Committee determines the amount of cash bonuses.

In May 2005, the Compensation Committee approved the adoption of the executive compensation plans for fiscal year 2005, that in addition to salary increases, also established a bonus plan for each executive officer. Establishes a quarterly and annual bonus compensation plan (the "Bonus Plan") for each of the above listed executive officers of the Company. Each executive officer has a separate Bonus Plan, with eligible quarterly payments to that executive officer, if they meet the required criteria for a quarterly bonus payment, which shall be payable the subsequent month and an annual bonus payment to that executive officer, if they meet the required criteria for annual bonus payments, which shall be payable the subsequent month following the close of the Company's books for the year in question. Annual or quarterly bonus payments under a Bonus Plan is payable only if the Company meets a minimum threshold of 85% of its budgeted EBITDA for the quarter and year end. If the EBITDA criteria are met, the executive officer is eligible to receive quarterly and annual payments based on achieving certain targets set forth in the executive officer's particular Bonus Plan during the quarter in question and the year in question. The amount of the quarterly and annual payments will vary depending on the target met and the percentage of meeting such target.

Stock Options
The Company’s Stock Option Plans were adopted for the purpose of promoting the interests of the Company and its stockholders by attracting and retaining executive officers and other key employees of outstanding ability. Options are granted to eligible participants based upon their potential impact on corporate results and on their individual performance. Generally, options are granted at market value, vest over a number of years, and are generally dependent upon continued employment. The Compensation Committee believes that the grant of time-vested options provides an incentive that focuses the executive officers’ attention on managing the Company from the perspective of owners with an equity stake in the Company. Options further motivate executive officers to maximize long-term growth and profitability because value is created in the options only as the Common Stock price increases after the option is granted.

This report is submitted on behalf of the members of the Compensation and Stock Option Committee:

Mark Zwecker (Chairperson)
Jack Lahav
Jon Colin
Joe Reeder
Dr. Charles Young

Common Stock Price Performance Graph
The following Common Stock price performance graph compares the yearly change in the Company’s cumulative total stockholders’ returns on the Common Stock during the years 2000 through 2004, with the cumulative total return of the NASDAQ Market Index and the published industry index prepared by Hemscott and known as Hemscott Industry Group 637-Waste Management Index (“Industry Index”) assuming the investment of $100 on January 1, 2000.

Assumes $100 invested in the Company on January 1, 2000, the Industry Index and the NASDAQ Market Index. The above five-year Cumulative Total Return Graph shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed to be soliciting material or to be filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
The table below sets forth information as to the shares of voting securities beneficially owned as of June 3, 2005, by each person known by us to be the beneficial owners of more than 5% of any class of our voting securities.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Ownership	Percent Of Class (1)
Rutabaga Capital Management(2)	Common	5,033,014 (2)	12.0%

(1) In computing the number of shares and the percentage of outstanding Common Stock "beneficially owned" by a person, the calculations are based upon 41,805,267 shares of Common Stock issued and outstanding on June 3, 2005 (excluding 988,000 Treasury Shares), plus the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within 60 days. Beneficial ownership by our stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act.

(2) This beneficial ownership amount is according to the Schedule 13F-HR, filed with the Securities and Exchange Commission, on May 11, 2005, and according to discussions with Rutabaga Management, which provides that Rutabaga Capital Management, an investment advisor, has sole voting power over 2,168,700 shares and shared voting power over 2,864,314 shares, and has sole dispositive power over all of these shares. The address of Rutabaga Capital Management is: 64 Broad Street, 3rd Floor, Boston, MA 02109.

Security Ownership of Capital Bank
Capital Bank represented to us that:
•	Capital Bank owns shares of our Common Stock and rights to acquire shares of our Common Stock only as agent for certain of Capital Bank's investors;
•	All of the Capital Bank's investors are accredited investors;

•	None of Capital Bank's investors beneficially own more than 4.9% of our Common Stock;
•	Capital Bank's investors maintain full voting and dispositive power over the Common Stock beneficially owned by such investors; and
•	Capital Bank has neither voting nor investment power over the shares of Common Stock owned by Capital Bank, as agent for its investors.

Notwithstanding the previous paragraph, if Capital Bank's representations to us described above are incorrect or if Capital Bank's investors are acting as a group, then Capital Bank or a group of Capital Bank's investors could be a beneficial owner of more than 5% of our voting securities. If Capital Bank is deemed the beneficial owner of such shares, the following table sets forth information as to the shares of voting securities that Capital Bank may be considered to beneficially own on June 3, 2005.

Name of Record Owner	Title Of Class	Amount and Nature of Ownership	Percent Of Class (1)
Capital Bank Grawe Gruppe (2)	Common	10,236,007 (2)	22.2%

(1) This calculation is based upon 41,805,267 shares of Common Stock issued and outstanding on June 3, 2005 (excluding 988,000 Treasury Shares), plus the number of shares of Common Stock which Capital Bank, as agent for certain accredited investors has the right to acquire within 60 days.

(2) This amount includes 5,901,202 shares that Capital Bank owns of record, as agent for certain accredited investors and 2,668,138 shares that Capital Bank has the right to acquire, as agent for certain investors, within 60 days under certain Warrants. The Warrants are exercisable at an exercise price of $1.75 per share of Common Stock. This amount also includes 1,666,667 shares of Common Stock issuable upon the conversion of 2,500 shares of Series 17 Preferred held by Capital Bank. This amount does not include the shares of Common Stock, which may be issuable for payment of dividends on the Series 17 Preferred. Capital Bank has also advised us that it is holding these Warrants and shares on behalf of numerous clients, all of which are accredited investors. Although Capital Bank is the record holder of the shares of Common Stock and Warrants described in this note, Capital Bank has advised us that it does not believe it is a beneficial owner of the Common Stock or that it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act. Because Capital Bank (a) has advised us that it holds the Common Stock as a nominee only and that it does not exercise voting or investment power over the Common Stock held in its name and that no one investor of Capital Bank for which it holds our Common Stock holds more than 4.9% of our issued and outstanding Common Stock; (b) has no right to, and is not believed to possess the power to, exercise control over our management or its policies; (c) has not nominated, and has not sought to nominate, a director to our board; and (d) has no representative serving as an executive officer of the Company, we do not believe that Capital Bank is our affiliate. Capital Bank's address is Burgring 16, 8010 Graz, Austria. Capital Bank has advised us that it is a banking institution.

Capital Bank owns, as agent for its investors, 2,500 shares of Series 17 Preferred, which may be converted into shares of Common Stock at any time at a conversion price of $1.50 per share, subject to adjustment as set forth in the Certificate of Designations relating to the Series 17 Preferred. The Series 17 Preferred has a “stated value” of $1,000 per share. The 2,500 shares are currently convertible into 1,666,667 shares of Common Stock. The Company may, at its sole option, redeem, in whole or in part, at any time, and from time to time the then outstanding Series 17 Preferred at the cash redemption price of $1,200 per share. Upon any notice of redemption, Capital Bank shall have only five business days to exercise its conversion rights regarding the redeemed shares.

The Series 17 Preferred accrues dividends on a cumulative basis at a rate of 5% per annum, which dividends are payable semiannually when and as declared by the Board of Directors. During 2003, accrued dividends on the Series 17 Preferred of approximately $125,000 were paid in the form of 53,478 shares of our Common Stock, of which 19,643 were issued in February 2004. During 2004, accrued dividends on the Series 17 Preferred of approximately $125,000 were paid in the form of 34,938 shares of our Common Stock and $63,000 in cash, of which the $63,000 was paid in March 2005.

During 2004, Capital Bank exercised outstanding warrants to purchase (a) 14,262 shares of Common Stock at a total exercise price of $24,959, or $1.75 per share; (b) 105,000 shares of Common Stock at a total exercise price of $206,724, or $1.9688 per share; (c) 105,000 shares of Common Stock at a total exercise price of $203,438, or $1.9375 per share; and (d) 105,000 shares of Common Stock at a total exercise price of $190,313, or $1.8125 per share.

Security Ownership of Management
The following table sets forth information as to the shares of voting securities beneficially owned as of June 3, 2005, by each of our directors and executive officers named in the Summary Compensation Table and by all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within 60 days.

Name of Beneficial Owner	Number of Shares Of Common Stock Beneficially Owned		Percentage of Common Stock (1)
Dr. Louis F. Centofanti (2)(3)	1,334,934	(3)	3.16%
Jon Colin (2)(4)	111,380	(4)	*
Jack Lahav (2)(5)	1,225,917	(5)	2.89%
Joe Reeder (2)(6)	252,686	(6)	*
Alfred C. Warrington, IV (2)(7)	189,766	(7)	*
Dr. Charles E. Young (2)(8)	52,407	(8)	*
Mark A. Zwecker (2)(9)	293,874	(9)	*
Richard T. Kelecy (2)(10)	287,950	(10)	*
Larry McNamara (2)(11)	186,000	(11)	*
Timothy Keegan (2)(12)	40,000	(12)	*
Directors and Executive Officers as a Group (10 persons)	3,974,914		9.10%

*Indicates beneficial ownership of less than one percent (1%).

(1) See footnote (1) of the table under "Security Ownership of Certain Beneficial Owners."

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) These shares include (i) 535,934 shares held of record by Dr. Centofanti; (ii) options to purchase 195,000 shares granted pursuant to the 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; (iii) options to purchase 300,000 shares granted pursuant to Dr. Centofanti's employment agreement that expired in 2000, which are immediately exercisable; and (iv) 304,000 shares held by Dr. Centofanti's wife. This amount does not include options to purchase 80,000 shares granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days. Dr. Centofanti has sole voting and investment power of these shares, except for the shares held by Dr. Centofanti's wife, over which Dr. Centofanti shares voting and investment power. In January 2005, 20,000 option shares expired under the 1993 Non-qualified Stock Option Plan.

(4) Mr. Colin has sole voting and investment power over these shares which include: (i) 42,380 shares held of record by Mr. Colin, and (ii) options to purchase 69,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan, which are immediately exercisable.

(5) Mr. Lahav has sole voting and investment power over these shares which include: (i) 610,488 shares of Common Stock held of record by Mr. Lahav; (ii) 44,000 options to purchase Common Stock pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan which are immediately exercisable; and (iii) 571,429 Warrants to purchase Common Stock, which are exercisable immediately.

(6) Mr. Reeder has sole voting and investment power over these shares which include: (i) 213,686 shares of Common Stock held of record by Mr. Reeder, and (ii) options to purchase 39,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan, which are immediately exercisable.

(7) Mr. Warrington has sole voting and investment power over these shares which include: (i) 145,766 shares of Common Stock held of record by Mr. Warrington; and (ii) 44,000 options to purchase Common Stock pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan which are immediately exercisable.

(8) Dr. Young has sole voting and investment power over these shares which include: (i) 10,407 shares held of record by Dr. Young; and (ii) options to purchase 42,000 shares granted pursuant to the 2003 Outside Directors Stock Plan, which are immediately exercisable.

(9) Mr. Zwecker has sole voting and investment power over these shares which include: (i) 224,874 shares of Common Stock held of record by Mr. Zwecker; and (ii) options to purchase 69,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan and the 2003 Outside Directors Stock Plan which are immediately exercisable.

(10) Mr. Kelecy has sole voting and investment power over 21,950 shares of Common Stock held of record by Mr. Kelecy and 266,000 options to purchase Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan. This amount does not include options to purchase 59,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days. In January 2005, 30,000 option shares expired under the 1993 Non-qualified Stock Option Plan.

(11) Mr. McNamara has sole voting and investment power over these shares which include: (i) 186,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan which are exercisable within 60 days. This amount does not include options to purchase 84,000 shares pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within 60 days.

(12) Mr. Keegan has sole voting and investment power over options to purchase 40,000 shares granted pursuant to the 1993 Non-Qualified Stock Option Plan which are exercisable within 60 days. This amount does not include options to purchase 60,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan, which are not exercisable within 60 days.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed BDO Seidman, LLP (“BDO Seidman”) as independent accountants to audit the consolidated financial statements of the Company for fiscal year 2005. BDO Seidman has been the Company’s independent auditor since December 18, 1996. It is expected that representatives of BDO Seidman will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Meeting and entitled to vote is required for adoption of this proposal.

Audit Fees
The aggregate fees and expenses billed by BDO Seidman, LLP ("BDO") for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for review of documents filed with the Securities and Exchange Commission for those fiscal years were approximately $422,100 and $195,800, respectively. Audit fees for 2004 include approximately $198,900 in fees to provide internal control audit services to the Company. Approximately 60% and 85% of the total hours spent on audit services for the Company for the years ended December 31, 2004 and 2003, respectively, were spent by Gallogly, Fernandez and Riley, LLP ("GFR") members of the BDO alliance network of firms. Such members are not full time, permanent employees of BDO.

Audit-Related Fees
BDO was engaged to provide audit related services to the Company for the fiscal year ended December 31, 2004. The aggregate fees billed by BDO for that period was $14,600. BDO was not engaged to provide audit related services to the Company for the fiscal year ended December 31, 2003.

GFR audited the Company's 401(k) Plan during 2004 and 2003, and billed $7,800 and $7,800, respectively.

Tax Services
BDO was not engaged to provide tax services to the Company for the fiscal years ended December 31, 2004 and 2003.

The aggregate fees billed by GFR for tax compliance services for 2004 and 2003 were approximately $34,400 and $32,000, respectively.

All Other Fees
BDO was not engaged to provide any other services to the Company for the fiscal years ended December 31, 2004 and 2003.

GFR was not engaged to provide any other services to the Company for the fiscal years ended December 31, 2004 and 2003.

The Audit Committee of the Company's Board of Directors has considered whether BDO's provision of the services described above for the fiscal years ended December 31, 2004 and 2003, is compatible with maintaining its independence. The Audit Committee also considered services performed by GFR to determine that it is compatible with maintaining independence.

Engagement of the Independent Auditor
The Audit Committee is responsible for approving all engagements with BDO and GFR to perform audit or non-audit services for us prior to us engaging BDO and GFR to provide those services. All of the services under the headings Audit Related Fees, Tax Services, and All Other Fees were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act. The Audit Committee's pre-approval policy provides as follows:

•
The Audit Committee will review and pre-approve on an annual basis any known audit, audit-related, tax and all other services, along with acceptable cost levels, to be performed by BDO and GFR. The Audit Committee may revise the pre-approved services during the period based on subsequent determinations. Pre-approved services typically include: statutory audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on management's internal controls and specified tax matters.

•	Any proposed service that is not pre-approved on the annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.
•
The Audit Committee may delegate pre-approval authority to one or more of the Audit Committee members. The delegated member must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2006 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company’s proxy materials relating to the 2006 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than February 21, 2006. Any stockholder proposal submitted with respect to the Company’s 2006 Annual Meeting of Stockholders which proposal is received by the Company after February 21, 2006, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy. Such proposals should be addressed to the Secretary of the Corporation, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

OTHER MATTERS
Other Business
The Board of Directors has no knowledge of any business to be presented for consider-ation at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying Proxy Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Annual Report on Form 10-K
A copy of the Company’s 2004 Annual Report accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2004, including the financial statements and schedules, which the Company has filed with the Securities and Exchange Commission. Copies of the exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company’s Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company’s Chief Financial Officer at 1940 N.W. 67th Place, Gainesville, Florida 32653.

Order of the Board of Directors

Richard T. Kelecy
Secretary
Gainesville, FL
June 20, 2005

VFOLD AND DETACH HERE AND READ THE REVERSE SIDE V

PROXY

Perma-Fix Environmental Services, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

For Annual Meeting of Stockholders to be held July 27, 2005

The undersigned hereby appoints Dr. Louis F. Centofanti and Richard T. Kelecy, and each of them severally, the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of the Stockholders of Perma-Fix Environmental Services, Inc. (the “Company”) at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, FL 32653, at 1:00 p.m. (EDST), on July 27, 2005, and at any adjournment of that meeting, and to vote the undersigned’s shares of Common Stock, as designated on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)

VFOLD AND DETACH HERE AND READ THE REVERSE SIDE V

PROXY	Please mark your votes like this	[X]
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1 AND 2. IF THE UNDERSIGNED MAKES NO SPECIFICATIONS, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

		FOR	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS (To withhold authority to vote for an individual nominee, strike through the nominees name below)	[ ]	[ ]	2.	RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2005	[ ]	[ ]	[ ]

Dr. Louis F. Centofanti Joe R. Reeder Dr. Charles E. Young	Jon Colin Alfred C. Warrington, IV Mark A. Zwecker	Jack Lahav	3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature _______________________________________________ Signature _________________________________________ Date_____________
Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both should sign.